UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) October 2, 2001


                          SPALDING HOLDINGS CORPORATION
             (Exact name of registrant as specified in its charter)




           Delaware                    333-14569              59-2439656
 (State or other jurisdiction of      (Commission          (I.RS. Employer
 Incorporation or Organization)        File Number)        Identification No.)


425 Meadow Street, Chicopee, Massachusetts                       01013
 (Address of principal executive offices)                      (Zip code)


Registrant's telephone number, including area code:  (413) 536-1200

Item 5. Other Events

Spalding Holdings Corporation (the "Company") is issuing a Press Release dated October 2, 2001 to report that negotiations to recapitalize the Company are in process.


Item 7. Financial Statements and Exhibits

(c)     The following is filed as an Exhibit to this Report

          Exhibit No.           Description of Exhibit
          99.1                  Press Release announcing negotiations to
                                recapitalize the Company are in process.

                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           Spalding Holdings Corporation
                                           (Registrant)

                                           By: /s/  Daniel S. Frey
                                           Daniel Frey
                                           Chief Financial Officer
                                           (an officer and authorized signatory)

Date: October 2, 2001

                                                                   EXHIBIT 99.1

News Release

425 Meadow Street                           Daniel S. Frey
Chicopee, MA  01013                         Chief Financial Officer
(413) 536-1200



Chicopee, Massachusetts, October 2, 2001 -- Spalding Holdings Corporation announced today that it is actively working with the largest holder of its 10-3/8% Senior Subordinated Notes due 2006 on a proposal to exchange the series of senior subordinated notes for other securities as part of a recapitalization of the Company. Spalding elected to not make its October 1st interest payment on the senior subordinated notes to take advantage of the 30-day grace period afforded by the indenture while it negotiates this recapitalization.

There can be no assurance that the negotiation with the principal holder of Spalding's senior subordinated notes will result in an agreement between the parties. Nevertheless, the Company has the liquidity to make the interest payment on the notes and to continue to pay its trade creditors on a timely basis.

Certain matters discussed in this press release are forward-looking statements based on the Company's current expectations and estimates as to prospective events about which the Company can give no firm assurance. These forward-looking statements are based on management's expectations as of the date hereof, and the Company does not undertake any responsibility to update any of these statements in the future. Actual future performance and results could differ from that contained in or suggested by these forward-looking statements as a result of the factors set forth in filings with the Securities and Exchange Commission. See Spalding Holdings Corporation's cautionary statement relating to forward-looking statements filed with the Securities and Exchange Commission on Form 8-K on November 7, 2000.